UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.86 per share	RELI	The NASDAQ Capital Market
Series A Warrants to purchase shares of Common Stock, par value $0.86 per share	RELIW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2024, Reliance Global Group, Inc. (the “Company”) announced the signing of a definitive agreement to acquire Spetner Associates (“Spetner”), a well-established benefits enrollment company that, through its BenManage benefits enrollment company, is a leading provider of voluntary benefits to over 75,000 employees throughout the United States. Pursuant to a Stock Exchange Agreement (the “Agreement”), dated as of May 14, 2024, by and among the parties thereto, the Company shall: (i) acquire eighty percent (80%) of the issued and outstanding shares of common stock, par value $1.00 per share, of Spetner (the “Spetner Common Stock”) for the amount of $13,714,286.00 (which shall be paid in $8 million cash, the issuance of certain shares of common stock of the Company, and the issuance of a promissory note of the Company in the form attached as Exhibit B to the Agreement); and (ii) have the sole option to acquire the remaining twenty percent (20%) of the Spetner Common Stock for the amount that is equal to the product of ten (10) times twenty percent (20%) of Spetner’s final annual EBITDA (as defined in the Agreement) for the most recently completed fiscal year prior to the fiscal year in which the Company elects to exercise such option to acquire additional shares of Spetner Common Stock.

In connection with the transactions contemplated by the Agreement, the Company shall undertake a private or public offering of the Company’s shares of common stock with the goal of raising approximately $10 million in net proceeds. Further, the Company anticipates filing a proxy statement on Schedule 14A or other applicable form as determined by the Company in such respects. The acquisition is subject to the satisfaction of customary closing conditions. The foregoing description of the Agreement is subject to and qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto at Exhibit 10.1 to this Current Report on Form 8-K, and the terms and conditions of which are incorporated herein by reference.

The press release announcing the signing of the Agreement is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “goal,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere and risks as and uncertainties related to the Company’s ability to complete the planned acquisition, and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as the same may be updated from time to time. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and other subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Exchange Agreement by and among Reliance Global Group, Inc., Jonathan S. Spetner, Michelle Spetner and Spetner Associates, Inc.
99.1	Press Release of the Registrant, dated as of May 15, 2024.
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Reliance Global Group, Inc.

Dated: May 15, 2024	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer